Exhibit 1.4

《从属合同之一：商羽控股集团有限公司股权转让合同》

Share Transfer Agreement by and among Sununion Holding Group Ltd., Kitanihon Pharmaceutical Co., Ltd., and Gang Lai

甲方：商羽控股集团有限公司

Party A: Sunuion Holding Group Ltd.

英文名：SUNUNION HOLDING GROUP LTD.

English Name: SUNUNION HOLDING GROUP LTD.

注册号：

Registration No.:

法定代表人：赖刚

Legal Representative: Lai Gang

英文名：Lai Gang

English Name: Lai Gang

中国居民身份证号码：

Chinese Resident ID Card No.:

企业地址：

Business Address:

乙方：北日本制药株式会社

Party B: Kitanihon Pharmaceutical Co., Ltd.

日文名：キタニホンセイヤクカプシキカイシャ

Japanese Name: キタニホンセイヤクカプシキカイシャ

注册号码：2300-01-004787

Registration No.: 2300-01-004787

企业官网网址：www.999jp.co.jp

Corporate Website: www.999jp.co.jp

法人代表：西村一郎

Legal Representative: Nishimura Ichiro

英文名：Nishimura Ichiro

English Name: Nishimura Ichiro

日本国护照号码：

Japanese Passport No.:

企业地址：（日本国）富山県中新川郡上市町若杉55

Business Address: 55, Wakasugi, Kamiichi-machi, Nakaniikawa-gun, Toyama, Japan

丙方：赖刚

Party C: Lai Gang

英文名：Lai Gang

English Name: Lai Gang

中国居民身份证号码：

Chinese Resident ID Card No.:

中国居民身份证住址：

Address of Chinese ID Card:

电话号码：

Tel:

 商羽控股集团有限公司是在BVI注册成立的控股公司，持有大自然药业股份有限公司（股票代码UPC）59.43%的股权，赖刚作为上市公司的实际控制人，持有商羽控股集团有限公司100%股权，今就项目合作甲、乙、丙三方充分协商达成以下合同条款：

Sununion Holding Group Ltd., a holding company incorporated in BVI, holds 59.43% of the equity of Universe Pharmaceuticals INC (stock code: UPC), and Lai Gang, as the actual controller of the listed company, holds 100% of the equity of Sununion Holding Group Ltd. Party A, B and C hereby agree on the following contract terms through thorough negotiation regarding the project cooperation:

1、 乙方同意将技术、许可权、业务等无形资产作价250万美金注入旗下企业江西大自然制药有限公司。

1. Party B agrees to inject intangible assets such as technology, license rights and business into its subsidiary Jiangxi Universe Pharmaceuticals Co., Ltd. at a price of USD 2.5 million.

2、关于对乙方无形资产的评估，以《北日本制药株式会社委估无形资产评估报告书（海润评报字【2015】第15309号》为基础，甲乙丙三方均认同乙方的无形资产（包括但不限于报告书的内容）具有250万美元的价值。

2. The evaluation of intangible assets of Party B is based on the Evaluation Report on Intangible Assets Entrusted by Kitanihon Pharmaceutical Co., Ltd. (H.R.P.B.Z. [2015] No. 15309), and Party A, B and C all agree that intangible assets of Party B (including but not limited to the content of the report) have a value of USD 2.5 million.

3、本合同中所涉及到的乙方无形资产具体为：

3. The intangible assets of Party B involved in the Contract include specifically the following:

1、乙方的先进企业综合管理经验和对甲方重要岗位的人员培训；

1. Party B’s advanced enterprise integrated management experience and personnel training for Party A’s important positions;

2、相关药品（包括但不限于汉方药）的研究开发技术、生产制造技术、分析检测技术、质量管理技术、药物警戒技术、市场营销技能；

2. R&D technology, manufacturing technology, analysis and testing technology, quality management technology, pharmacovigilance technology and marketing skills of related drugs (including but not limited to Kampo medicine);

3、乙方在日本国的注册商标、品牌、社号以及乙方包括株式会社化之前时期在内的”百年企业”知名度、影响力在中国大陆（不包括港、澳、台特别行政区和地区在内）境内医药领域的使用权；

3. The right to use Party B’s registered trademarks, brands and company registration number in Japan, as well as Party B’s reputation and influence as a “century-old enterprise”, including the period prior to its incorporation, in the pharmaceutical field in mainland China (excluding Hong Kong, Macau and Taiwan Special Administrative Regions and regions).

4、依据乙方的历史品牌体系、生产制造经验、检验检测标准、药物警戒管理等综合药品管理技术，向日本国政府申请并获得批准的《日本国医药品海外制造业者认定证》等特殊属性专业资格资质，以及药品种批准文号、许可的使用权；

4. Applying for and obtaining from the Japanese government the special attribute professional qualifications such as the Certificate of Foreign Manufacturer of Pharmaceutical Products of Japan and the right to use the drug approval number and licenses based on Party B’s historical brand system, manufacturing experience, inspection and testing standards, pharmacovigilance management and other integrated pharmaceutical management techniques.

5、以乙方为依托代理甲方在日本厚生劳动省PMDA取得的《日本国医药品海外制造业者认定证》的维护、更新和存续；

5. Acting as an agent based on Party B for the maintenance, renewal and continuation of the Certificate of Foreign Manufacturer of Pharmaceutical Products of Japan obtained by Party A from the PMDA of the Ministry of Health, Labor and Welfare of Japan.

6、乙方依据法律法规在日本取得了生产、销售权的汉方药品，依据《日本国医药品海外制造业者认定证》转移至甲方生产并返销日本。

6. The Kampo medicine that Party B has acquired the production and sales rights in Japan in accordance with laws and regulations, which is transferred to Party A for production and resale in Japan in accordance with Certificate of Foreign Manufacturer of Pharmaceutical Products of Japan.

7、丙方在以上前提下同意将商羽控股集团有限公司相当于250万美元的股份转让给乙方，对价以签署本合同日为基准日，最长不超过30日的大自然药业股份有限公司（股票代码为UPC）股价平均值计算。

7. Party C, upon the above premise, agrees to transfer to Party B the equivalent of USD 2.5 million of shares of Sununion Holding Group Ltd., with a consideration calculated on the basis of the average share price of Universe Pharmaceuticals INC (stock code: UPC) for a maximum of 30 days from the date of signing this contract.

五、

V.

1．完成本合同转让之后，丙方在商羽控股集团有限公司的持股比例相应降低，乙方正式成为甲方的注册股东；

1. Upon completion of the transfer hereunder, the shareholding proportion of Party C in Sununion Holding Group Ltd. shall be reduced accordingly and Party B shall officially become the registered shareholder of Party A;

2、叁方约定乙方只对因使用以上规定的无形资产所产生的企业效益部分，按乙方取得的股份比率享受企业股东利润分配权；

2. The three parties agree that Party B shall only enjoy the shareholder’s right of profit distribution in proportion to the shares acquired by Party B in respect of the enterprise benefits generated by the use of the aforesaid intangible assets;

3、叁方约定乙方在没有取得甲、丙方同意的情况下，不得自由转卖其因无形资产投入而取得的股权，在其获得甲、丙方同意转卖此部分股权时，甲、丙方具有优先回购权。如果甲方需要增持或减持大自然药业股份有限公司股份时，乙方同意在保证其所持股份市值不低于250万美元的前提下予以配合。

3. The three parties agree that Party B shall not freely resell the equity acquired from the input of intangible assets without the consent of Party A and Party C. In the event that Party B obtains the consent of Party A and Party C to resell such equity, Party A and Party C shall have the right of first refusal. If Party A needs to increase or decrease its shareholding in Universe Pharmaceuticals INC, Party B agrees to cooperate on the premise that the market value of the shares it holds is not less than USD 2.5 million.

六、若因为法律规定的不可抗力因素或三方认可的原因导致乙方的无形资产无法在本合同中所规定的范围内使用和无法依据乙方的无形资产继续为甲方创造价值时，甲、丙方可以要求乙方退还依据无形资产所取得的相关股份；乙方应当在清算无形资产所形成的价值和确认到甲方不再继续使用本条中无形资产和因此而继续创造价值后，退还依无形资产所取得的甲方相关股份。甲方保证：从要求乙方退还依无形资产所取得的甲方相关股份的意识明确时起及之后，绝对不使用任何内容的研发、生产、质量管理、检验、营销及与本无形资产相关的行为。

VI. In case Party B’s intangible assets cannot be used within the scope specified herein and cannot continue to create value for Party A due to force majeure factors stipulated by law or reasons recognized by the three parties, Party A and Party C may require Party B to return the relevant shares acquired based on the intangible assets. After liquidating the value created by the intangible assets and confirming that Party A will not continue to use the intangible assets herein and continue to create value therefrom, Party B shall return the relevant shares of Party A acquired based on the intangible assets. Party A warrants to use absolutely no content of R&D, production, quality management, inspection, marketing and actions related to the intangible assets from and after the moment when the consciousness of requesting Party B to return the relevant shares of Party A acquired pursuant to the intangible asset becomes clear.

七、甲方承诺：无论乙方通过本合同的履行取得股份数额、比率多少，都将在本合同签署完成后邀请乙方指定人员就任商羽控股集团有限公司董事，保证其至少以该董事身份参加江西大自然制药有限公司的经营与管理；乙方承诺同意以上安排以确保《大自然药业股份有限公司与北日本制药的资本与战略合作合同》目标的推进与实现。

VII. Party A undertakes to, regardless of the amount and ratio of shares acquired by Party B through the performance of the Contract, invite the person designated by Party B to take up the position of director of Sununion Holding Group Ltd. after the signing of the Contract and ensure that he or she will at least participate in the operation and management of Jiangxi Universe Pharmaceuticals Co., Ltd. in the capacity of the said director; Party B undertakes to agree to the above arrangement to ensure the promotion and achievement of the objectives of the Capital and Strategic Cooperation Contract between Universe Pharmaceuticals INC and Kitanihon Pharmaceutical Co., Ltd.

八、甲乙双方一致保证：自本合同签署完成后，任何一方都必须以实现《大自然药业股份有限公司与北日本制药的资本与战略合作合同》的目标为己任，不得违反《大自然药业股份有限公司与北日本制药的资本与战略合作合同》。

VIII. Party A and Party B warrant that, upon the signing of the Contract, either of them shall be responsible for achieving the objectives of the Capital and Strategic Cooperation Contract between Universe Pharmaceuticals INC and Kitanihon Pharmaceutical Co., Ltd., and shall not violate the Capital and Strategic Cooperation Contract between Universe Pharmaceuticals INC and Kitanihon Pharmaceutical Co., Ltd.

九、《大自然药业股份有限公司与北日本制药的资本与战略合作合同》为本合同的上位合同，如若本合同中任何条款与《大自然药业股份有限公司与北日本制药的资本与战略合作合同》相违背，以上位合同为准。

IX. The Capital and Strategic Cooperation Contract between Universe Pharmaceuticals INC and Kitanihon Pharmaceutical Co., Ltd. is the superior contract to the Contract. In case any provision hereunder is contrary to the Capital and Strategic Cooperation Contract between Universe Pharmaceuticals INC and Kitanihon Pharmaceutical Co., Ltd., the latter shall prevail.

签约日期：2021年12月1日

Date of Signing: December 1, 2021

甲方：商羽控股集团有限公司

Party A: Sununion Holding Group Ltd.

法人代表：Gang Lai

Legal Representative: Gang Lai

乙方：北日本制药株式会社

Party B: Kitanihon Pharmaceutical Co., Ltd.

法人代表：Nishimura Ichiro

Legal Representative: Nishimura Ichiro

丙方：赖刚

Party C: Lai Gang

签字：

Signature:

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